Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated April 11, 2019 in the Registration Statement on Form S-4 of New Misonix, Inc.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ PBMares, LLP

Newport News, Virginia
May 29, 2019